Exhibit 99.1

Falcon’s Beyond Reports Fourth Quarter and Full Year 2025

Financial Results

Company Reports Consolidated Revenue of $6.6 Million for Q4 and $14.9 Million

for the full year

Company's Unconsolidated Subsidiary, Falcon's Creative Group, generated Q4 revenue of $14.4 Million and $38.7 Million for the full year

Company's Unconsolidated Joint Venture, Producciones de Parques ("PDP"), generated Q4 revenue of $2.1 Million and full year revenue of $31.4 Million

Orlando, FL (March 30, 2026) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary entertainment and technology enterprise through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) today reported its financial results for the fourth quarter 2025 and fiscal year ended December 31, 2025.

Fourth Quarter 2025 Financial Results

Revenue:

•
Falcon's Beyond reported fourth quarter revenue of $6.6 million from attraction services and product sales generated from its Falcon's Attractions business, and from shared services and management fees earned from its FCG and PDP joint ventures.

Equity Method Investments:

•
FCG generated $14.4 million in revenue in the fourth quarter of 2025, representing a $5.0 million, or 53.5% increase over the corresponding period of 2024. FCG recorded operating income of $3.7 million and net income of $3.9 million in the fourth quarter of 2025. After the Qiddiya Investment Company's (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s share of net income from FCG was $2.1 million. FCG had a contracted pipeline of $41.6 million as it closed out 2025.
•
PDP generated revenue of $2.1 million, loss from operations of $0.7 million and net loss of $0.2 million in the fourth quarter of 2025. The PDP business is seasonal with the fourth and first quarters of the fiscal year representing periods in which the Mallorca property closes for the winter season. Falcon's Beyond's share of net loss from PDP was $0.1 million for the fourth quarter of 2025.

Net Loss:

•
Falcon’s Beyond reported a consolidated net loss of $0.3 million in the fourth quarter of 2025 compared with consolidated net loss of $11.9 million for the corresponding quarter of 2024. The reduction in loss was primarily driven by operating profits contributed by newly formed Falcon's Attractions segment in 2025 and an increase in profitability from the FCG segment.

Adjusted EBITDA:

•
Falcon's Beyond generated Adjusted EBITDA(1) of $0.2 million compared to $12.0 million Adjusted EBITDA loss for the corresponding 2024 period. The increase in Adjusted EBITDA is primarily due to the improved performance of the FCG segment, the addition of the Falcons's Attractions segment in 2025, and a reduction in interest expense due to the capital restructuring that occurred in the second half of 2025.

Full Year 2025 Results

Revenue:

•
Falcon's Beyond reported annual revenue of $14.9 million, a $8.2 million increase over the prior year reflecting revenues generated from the newly formed Falcon's Attractions business.

Equity Method Investments:

•
FCG generated $38.7 million in revenue in 2025, representing a $14.5 million decrease over 2024, primarily driven by timing of projects. FCG recorded an operating loss of $0.1 million and net loss of $0.8 million in 2025. After the Qiddiya Investment Company's (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s share of net loss from FCG was $7.2 million.
•
PDP generated revenue of $31.4 million, income from operations of $7.5 million, a $60.0 million gain from sale of Tenerife, and net income of $64.8 million in 2025. Falcon's Beyond's share of net income from PDP was $27.1 million including a $5.3 million impairment in the carrying value of PDP following the sale of Tenerife.

Net Income:

•
Falcon’s Beyond reported consolidated net income of $6.3 million in 2025, primarily driven by the share of the gain on sale of PDP's Tenerife property, partially offset by operating losses from the integration and expansion of the Falcon's Attractions business, and non-recurring impairment charges of our investments in Karnival and PDP as we seek to liquidate these non-core assets and investments.

Adjusted EBITDA:

•
Falcon's Beyond's generated adjusted EBITDA(1) loss of $17.3 million in 2025 primarily driven by the Company's investment in the integration and expansion of the Falcon's Attractions business and our share of net losses from our FCG equity method investment.

_____________________________________________________________________________________

(1) Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Other Business Highlights

•
Settlement agreement. In November 2025, the Company entered into a settlement agreement and release with FAST Sponsor II, LLC ("FAST") over actions related the settlement of two term loans. The Company paid an upfront payment of $2.5 million and is required to pay a deferred settlement payment of up to $7.0 million on or before January 31, 2027. Upon payment of the deferred settlement payment, FAST will forfeit 360,000 Class A shares and 375,000 Class A unvested market price-based earnout shares.
•
Stock price-based earnout target. In December 2025, the Company achieved the first stock price-based earnout trigger set forth in Earnout Escrow agreement dated October 6, 2023. As a result 15,000,000 of the outstanding 40,000,000 of the outstanding earnout shares and units were earned and released to the beneficial owners of the shares.

“In 2025, we successfully expanded our physical attractions business, strengthened our balance sheet, divested of non-core assets, and redirected capital resources toward our highest-growth divisions,” said Cecil D. Magpuri, Chief Executive Officer of Falcon’s Beyond.

"As we move into 2026, our priority is disciplined scalable growth while preserving the creative and engineering excellence that defines our brands. We are actively evaluating complementary investment opportunities that enhance our capabilities and broaden our presence in immersive, media rich destinations and attractions."

About Falcon’s Beyond

Falcon’s Beyond is a visionary entertainment and technology enterprise at the forefront of the global experience economy. We design, develop, engineer, deliver, and commercialize immersive physical and digital experiences for leading brands, developers, and destination operators worldwide, as well as for our own portfolio of entertainment and technology concepts. Our business is built on an integrated experience platform that brings together creative development, proprietary technologies, advanced engineering, intellectual property (“IP”), and operational execution to enable the repeatable creation, deployment, and scaling of entertainment experiences across multiple formats and locations globally. We operate through three complementary business divisions:

•
Falcon’s Creative Group provides creative and advisory services including destination strategy, master planning, experiential and attraction design, digital media, interactive software, IP development, and creative guardianship for entertainment and hospitality destinations.
•
Falcon’s Beyond Brands encompasses a broad portfolio of intellectual property, proprietary technologies, and operating businesses that design, engineer, commercialize, and deploy entertainment systems, products, content, and experiences across physical and digital environments.
•
Falcon’s Beyond Destinations develops, owns, operates, and expands entertainment venues, hospitality experiences, and branded destination concepts across a variety of location‑based formats, utilizing proprietary and third‑party intellectual property.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, "aim" and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) our current liquidity resources raise substantial doubt about our ability to continue as a going concern (3) impairments of our intangible assets and equity method investment in our joint ventures, (4) our ability to raise additional capital, (5) the closure of Katmandu Park DR, sale of our interests in the Sol Tenerife Hotel, winding up of our Karnival joint venture, and the repositioning and rebranding of our FBD business, (6) the success of our growth plans in FCG and FBB, (7) risks associated with acquisitions, dispositions, business combinations, and joint ventures, (8) any failure to realize the anticipated benefits of acquired or proposed to be acquired businesses, including OES, (9) our customer concentration in FCG, (10) the timing of recognition of revenue from our contracted pipeline is difficult to predict with certainty and in some cases may extend over a number of fiscal years, (11) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (12) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (13) our indebtedness, (14) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (15) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (16) cybersecurity-related risks, (17) our ability to protect our intellectual property, (18) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (19) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (20) the outcome of pending, threatened and future legal proceedings, (21) our continued compliance with Nasdaq continued listing standards, (22) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (23) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net (loss) income, determined in accordance with US GAAP, for the period presented, before net interest and expense, income tax expense, depreciation and amortization, transaction (credit) expenses related to the business combination, credit loss expense related to the closure of the Sierra Parima Katmandu Park, share of equity method investee’s gain on sale of Tenerife, impairment of equity method investments, change in fair value of warrant liabilities, change in fair value of earnout liabilities, and gain on bargain purchase of OES acquisition.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, and eliminating the change in fair value of warrant and earnout liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Media Relations: Toni Caracciolo, Falcon’s Beyond: tcaracciolo@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

FALCON'S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share data)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,868	$825
Accounts receivable	3,714	1,716
Contract assets	3,264	—
Other current assets	1,525	1,593
Total current assets	10,371	4,134
Investments and advances to equity method investments	50,717	56,560
Operating lease right-of-use assets	3,188	—
Property and equipment, net	1,022	24
Intangible assets, net	1,063	—
Other non-current assets	341	513
Total assets	$66,702	$61,231

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,453	$9,540
Accrued expenses and other current liabilities	16,429	25,870
Contract liabilities	19	—
Operating lease liability, current	460	—
Short-term debt	1,386	8,471
Long-term debt, current	1,769	1,759
Total current liabilities	28,516	45,640
Operating lease liability, net of current portion	1,900	—
Long-term debt, net of current portion	12,465	30,977
Warrant liabilities	—	4,711
Total liabilities	42,881	81,328

Stockholders’ equity (deficit)
Equity (deficit) attributable to common stockholders	11,926	(8,965)
Non-controlling interest	11,895	(11,132)
Total equity (deficit)	23,821	(20,097)
Total liabilities and equity	$66,702	$61,231

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(in thousands of U.S. dollars, except share and per share data)

	Three months ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue:
Services	$4,737	$1,361	$12,055	$6,745
Product sales	1,848	—	2,841	—
Total revenue	6,585	1,361	14,896	6,745
Operating expenses:
Project design and build expense	985	—	2,373	—
Cost of product sales	1,021	—	1,579	—
Selling, general and administrative expense	6,382	5,817	25,496	22,408
Transaction (credit) expenses	96	—	(1,692)	7
Credit loss expense	—	—	—	12
Research and development expense	—	114	199	179
Depreciation and amortization expense	137	2	349	6
Total operating expenses	8,621	5,933	28,304	22,612
Loss from operations	(2,036)	(4,572)	(13,408)	(15,867)
Share of gain (loss) from equity method investments	2,016	(6,033)	16,959	(3,121)
Interest expense	(281)	(771)	(3,384)	(1,898)
Interest income	4	3	12	12
Change in fair value of warrant liabilities	—	879	2,886	(836)
Change in fair value of earnout liabilities	—	—	—	172,270
Foreign exchange transaction gain (loss)	2	(1,375)	2,147	(1,077)
Gain on bargain purchase of OES Acquisition	—	—	1,098	—
Net (loss) income before taxes	$(295)	$(11,869)	$6,310	$149,483
Income tax (expense) benefit	—	(3)	2	(2)
Net (loss) income	$(295)	$(11,872)	$6,312	$149,481
Net income (loss) attributable to noncontrolling interest	103	(9,657)	3,473	127,424
Net (loss) income attributable to common stockholders	(398)	(2,215)	2,839	22,057

Net (loss) income per share
Net (loss) income per share, basic	(0.01)	(0.15)	0.06	1.76
Net (loss) income per share, diluted	(0.01)	(0.16)	0.03	1.41
Weighted average shares outstanding, basic	44,389,304	15,216,624	39,209,147	12,539,377
Weighted average shares outstanding, diluted	44,389,304	15,872,337	39,255,885	12,726,176

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars)

	Year ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities
Net income	$6,312	$149,481
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	349	6
Foreign exchange transaction gain	—	1,077
Share of (gain) loss from equity method investments	(16,959)	3,121
Interest converted to preferred stock	441	—
Credit loss expense	—	12
Change in fair value of earnouts	—	(172,270)
Change in fair value of warrants	(2,886)	836
Share based compensation expense	1,661	1,495
Loss on sale of equipment	1	2
Gain on bargain purchase of OES Acquisition	(1,098)	—
Changes in assets and liabilities:
Accounts receivable	(2,091)	(1,056)
Contract assets	(3,264)	—
Deferred transaction costs	588	(588)
Other current assets	530	55
Other non-current assets	241	(249)
Accounts payable	(1,491)	7,204
Accrued expenses and other current liabilities	(7,108)	3,822
Contract liabilities	19	—
Operating lease assets and liabilities	152	—
Other long-term payables	—	(5,500)
Net cash used in operating activities	(24,603)	(12,552)
Cash flows from investing activities
Purchase of property and equipment	(153)	(11)
Proceeds from sale of equipment	2	2
Short-term advances to affiliate	(983)	—
Distribution from equity method investment PDP	26,955	—
OES Acquisition	(1,632)	—
Net cash provided by (used) in investing activities	24,189	(9)
Cash flows from financing activities
Proceeds from issuance of Series B preferred stock	11,833	—
Proceeds from debt – related party	750	7,221
Proceeds from debt – third party	—	1,250
Repayment of debt – related party	(268)	(2,297)
Repayment of debt – third party	(2,677)	(1,678)
Proceeds from related party credit facilities	1,769	12,547
Repayment of related party credit facilities	(5,384)	(5,392)
Payment of excise tax on FAST sponsor share redemptions	(2,483)	—
Proceeds from exercised warrants	—	365
Proceeds from RSUs issued to affiliates	712	837
Settlement of RSUs	(545)	—
Net cash provided by financing activities	3,707	12,853
Net increase in cash and cash equivalents	3,293	292
Foreign exchange impact on cash	(2,250)	(139)
Cash and cash equivalents at beginning of year	825	672
Cash and cash equivalents at end of year	$1,868	$825

Reconciliation of Non-GAAP Financial Measure

The following table sets forth reconciliations of net loss under US GAAP to Adjusted EBITDA for the following periods:

	Three months ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net (loss) income	$(295)	$(11,872)	$6,312	$149,481
Interest expense	281	771	3,384	1,898
Interest income	(4)	(3)	(12)	(12)
Income tax benefit	—	3	(2)	2
Depreciation and amortization expense	137	2	349	6
EBITDA	119	(11,099)	10,031	151,375
Transaction (credit) expenses	96	—	(1,692)	7
Credit loss expense related to the closure of the Sierra Parima Katmandu Park	—	—	—	12
Share of equity method investee's gain on Tenerife Sale	—	—	(30,019)	—
Impairment of PDP	—	—	5,332	—
Impairment of Karnival	—	—	3,005	—
Change in fair value of warrant liabilities	—	(879)	(2,886)	836
Change in fair value of earnout liabilities	—	—	—	(172,270)
Gain on bargain purchase of OES Acquisition	—	—	(1,098)	—
Adjusted EBITDA	$215	$(11,978)	$(17,327)	$(20,040)